UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 23, 2021

Date of Report (Date of earliest event reported)

United Royale Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-208978	98-1253258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Campbell Drive, Suite 307C Uxbridge, Ontario, Canada	L9P 1H6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (647) 400-6927

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	URYL	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Beginning on September 23, 2021, United Royale Holdings Corp., a Nevada corporation (the “Registrant” or “Company”), has initiated its plan to acquire at least majority interest in TrueNorth Quantum Inc. (the “Exchange”), an Ontario corporation (“TrueNorth”) via entry of several related agreements, including Exchange Agreements, a Support Agreement and Trust Agreement, each as described in more detail below. The structure of the acquisition is as follows:

TN ExchangeCo Inc., a corporation existing under the laws of the Province of Alberta, Canada (“ExchangeCo”) will acquire interests in TrueNorth via multiple Share Exchange Agreements (each an “Canadian Exchange Agreement,” and collectively, “Canadian Exchange Agreements”) between ExchangeCo, the Company and certain Canadian shareholders of TrueNorth (the “Canadian TrueNorth Shareholders”). Pursuant to the Canadian Exchange Agreements, the Canadian Truenorth Shareholders will exchange their shares in TrueNorth for newly-issued shares in ExchangeCo. The Canadian TrueNorth Shareholders will each receive fourteen (14) newly-issued, no par value, exchangeable shares of ExchangeCo (“Exchangeable Shares”) for every one (1) share of TrueNorth exchanged. The Exchangeable Shares are exchangeable on a one-for-one basis with shares of the Registrant’s common stock (“Common Shares”).

In addition to the Canadian Exchange Agreements; the Company will directly acquire interests in TrueNorth via multiple Share Exchange Agreements directly with non-Canadian TrueNorth Shareholders (each a “Non-Canadian Exchange Agreement,” and collectively, “Non-Canadian Exchange Agreements” and together with the Canadian Exchange Agreements as, “Exchange Agreements”) between the Company and certain non-Canadian shareholders of TrueNorth (the “Non- Canadian TrueNorth Shareholders”). Pursuant to the Non-Canadian Exchange Agreements, the Non-Canadian TrueNorth Shareholders will exchange their shares in TrueNorth directly with the Company for fourteen (14) newly-issued Common Shares of the Company.

The Exchange will not close until a date selected by ExchangeCo and the Company once TrueNorth Shareholders holding at least a majority of the shares of TrueNorth have executed Exchange Agreements. To date, TrueNorth Shareholders holding approximately 89% of the shares of TrueNorth have entered Exchange Agreements and the Exchange is expected to close shortly.

In connection with the Exchange, the Registrant and ExchangeCo also entered into (i) a Support Agreement (the “Support Agreement”) with TN Callco Inc., a company existing under the laws of the province of Alberta and wholly owned subsidiary of the Company (“Callco”) and certain TrueNorth Shareholders; and (ii) a Voting and Exchange Trust Agreement (the “Trust Agreement”) with TSX Trust Company, a trust company existing under the laws of Canada (“Trustee”) and certain TrueNorth Shareholders.

Pursuant to the Support Agreement, which was executed September 23, 2021, the Registrant agreed (i) to place certain limitations on its ability to declare dividends, issue additional securities, reclassify or reorganize its capital stock, and conduct certain transactions outside the ordinary course of business, (ii) to reserve sufficient unissued Common Shares to allow for the exchange of all Exchangeable Shares, and (iii) not to initiate or attempt to cause the voluntary liquidation, dissolution or winding up of ExchangeCo, until such time as there are no more Exchangeable Shares not held by the Registrant or its affiliates outstanding.

Pursuant to the Trust Agreement, which was executed September 23, 2021, the Registrant agreed to issue to Trustee one (1) Series A Preferred Share of the Registrant, par value $0.0001 per share (the “Super Voting Share”), to be held by Trustee until such time as ExchangeCo’s Exchangeable Shares shall have been fully exchanged for Common Shares, at which time the Super Voting Share shall be automatically cancelled. Until such time as the Super Voting Share is cancelled, it will have the number of votes equal to one (1) vote plus the number of Exchangeable Shares outstanding as of any given record date for determining stockholders entitled to vote. Trustee agreed to vote in accordance with instructions it receives from the TrueNorth Shareholders. The Super Voting Share is entitled to vote at all meetings of the stockholders of the Registrant at which the holders of the Registrant’s Common Shares are entitled to vote, and with respect to any written consents sought by the Registrant from the holders of such Common Shares. The Super Voting Share is not convertible nor entitled to receive dividends or distributions upon the liquidation or winding up of the Registrant.

The Exchange Agreement, Support Agreement, and Trust Agreement (collectively, the “Transaction Documents”) include customary representations, warranties and covenants of the parties thereto made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Transaction Documents and are not intended to provide factual, business, or financial information about the parties. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or different from what a stockholder might view as material, (iii) may have been used for purposes of allocating risk among the parties, rather than establishing matters as facts, or (iv) may have been qualified by certain disclosures not reflected in the Transactions Documents that were made to the other party in connection with the negotiation of the Transaction Documents and generally were solely for the benefit of the parties to each agreement.

The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. As a result of the Exchange, TrueNorth becomes a wholly owned subsidiary of ExchangeCo. TrueNorth Shareholders who are resident Canadians and not exempt from tax under Part I of the Income Tax Act (Canada) (or, in the case of a partnership, none of the partners of which is exempt from tax under Part I of the Income Tax Act (Canada)) may elect to receive consideration that includes the Registrant’s Common Shares. The Exchangeable Share structure is designed to provide an opportunity for such shareholders who make a valid tax election with ExchangeCo to defer all or part of the Canadian income tax on any capital gain that would otherwise arise on an exchange of their TrueNorth common shares for Common Shares under the Exchange.

Upon closing of the Exchange, the Company will own and control TrueNorth as follows: the Company owns 100% of Callco; Callco owns 100% of Exchangeco, and Exchangeco holds a majority of TrueNorth.

The description of the terms and conditions of the Transaction Documents and the transactions contemplated thereunder that are material to the Registrant contained in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Documents, copies of which are attached hereto as exhibits.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 4, 2021, the Company amended its Articles of Incorporation to (i) change its name to TrueNorth Quantum Inc. and (ii) designate the Super Voting Share discussed in Item 1.01 and 5.07, which descriptions are incorporated herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 4, 2021, United Royale Holdings Corp. (the “Company” or “URYL”) received the written consent of shareholders holding a majority of the issued and outstanding common stock of the Company to approve (i) changing the Company’s name to TrueNorth Quantum Inc., (ii) designating one (1) share of the Company’s preferred stock as Series A Preferred Stock, par value $0.0001 per share (the “Super Voting Share”), (iii) adopting and implementing an incentive stock option plan (“ISO Plan”), and (iv) adopting and implementing a deferred stock unit plan (“DSU Plan”). The Company’s Board has also approved the foregoing actions by written consent.

Until such time as the Super Voting Share is cancelled, it will have the number of votes equal to one (1) vote plus the number of shares of Class A Stock, par value $0.0001 per share (“Class A Shares”), of TrueNorth ExchangeCo Inc., a wholly-owned subsidiary of the Company existing under the laws of the Province of Alberta, Canada (“ExchangeCo”), outstanding as of any given record date for determining stockholders entitled to vote. The Super Voting Share will be entitled to vote at all meetings of the stockholders of the Company at which the holders of the Company’s common stock are entitled to vote, and with respect to any written consents sought by the Company from the holders of such common stock. The Super Voting Share will not be convertible nor entitled to receive dividends or distributions upon the liquidation or winding up of the Company. The Super Voting Share will be automatically cancelled at such time as ExchangeCo has no more Class A Shares issued or outstanding.

The ISO Plan will authorize the Company to issue to participants various kinds of securities, including incentive stock options, non-qualified stock options, stock appreciated rights, and shares of the Company’s common stock. The maximum number of shares of common stock that will be available for issuance under the ISO Plan shall be equal to fifteen percent (15%) of the Company’s issued and outstanding common stock at any given time.

The DSU Plan will authorize the Company to issue Deferred Share Units (“DSU’s”), which give participants the right to receive from the Company, after termination of employment with the Company, an amount in respect of each DSU that is equal to the average of the closing prices of common shares of the Company on OTCMarkets.com for the five (5) consecutive trading days immediately prior to the date that the DSU is exercised by the applicable participant. The number of DSU’s issuable pursuant to the DSU Plan shall be equal to twenty percent (20%) of the Company’s issued and outstanding common stock at any given time

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
2.1	TrueNorth Canadian Exchange Agreement
2.2	TrueNorth Non-Canadian Exchange Agreement
3.1	Certificate of Amendment
9.1	TrueNorth Trust Agreement
10.1	TrueNorth Support Agreement
10.2	Incentive Stock Option Plan
10.3	Deferred Stock Unit Plan
104	Cover Page Interactive Data File formatted in IXBRL

Forward- Looking Statements

Certain statements contained in this Current Report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this Current Report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Royale Holdings Corp.

Date: October 12, 2021	By:	/s/ Gary Bartholomew
Gary Bartholomew, CEO

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